AMENDMENT AND RESTATEMENT

                                       OF

                            TRANSFER AGENCY AGREEMENT

                                  BY AND AMONG

                     AAL VARIABLE PRODUCTS SERIES FUND, INC.

                                       AND

                          AID ASSOCIATION FOR LUTHERANS

                        DATED SEPTEMBER 27, 1994, AND AS
                             AMENDED MARCH 15, 1999



TABLE OF CONTENTS
                                                                          Page

1.      Documents...........................................................3

2.      Authorized Shares...................................................4

3.      AAL to Issue and Register Shares....................................4

4.      Notice of Distribution..............................................5

5.      Distributions.......................................................5

6.      Redemptions and Repurchases.........................................5

7.      Processing Transactions.............................................5

8.      Tax Returns.........................................................5

9.      Book and Records....................................................6

10.     Information to be Furnished.........................................7

11.     Proxies.............................................................7

12.     Compliance with Governmental Rules and Regulations..................7

13.     Force Majeure.......................................................7

14.     Standard of Care and Indemnification................................7

15.     Further Actions.....................................................8

16.     Additional Portfolios...............................................8

17.     Assignment and Agents...............................................9

18.     Maryland Law to Apply...............................................9

19.     Amendment and Termination...........................................9



                            TRANSFER AGENCY AGREEMENT

        The TRANSFER AGENCY AGREEMENT made and entered into as of September 27, 1994 by and among the AAL VARIABLE PRODUCT SERIES FUND, INC. (the "FUND"), a Maryland corporation, and AID ASSOCIATION FOR LUTHERANS ("AAL"), a fraternal benefit society founded under the laws of the State of Wisconsin, is hereby amended and restated as of the ___ day of _______________, 1999.

WITNESSETH THAT:

        WHEREAS, the Fund is a diversified, open-end management investment company, registered under the Investment Company Act of 1940 as amended ("1940 Act"), and authorized to issue shares of common stock, $.001 par value ("Common Stock"), in separate series, with each such series representing an interest in a separate portfolio of securities and other assets; and

        WHEREAS, AAL, a fraternal benefit society founded in Wisconsin in 1902 and owned by and operated for its members, is currently licensed to transact life insurance business in all 50 states and the District of Columbia and intends to offer variable annuity and variable universal life certificates (the "Certificates") in states where it has authority to issue variable contracts; and

        WHEREAS, the Fund intends to offer shares of the AAL Variable Product Large Company Stock Portfolio, the AAL Variable Product Small Company Stock Portfolio, the AAL Variable Product Bond Portfolio, the AAL Variable Product Balanced Portfolio, the AAL Variable Product Money Market Portfolio, the AAL Variable Product International Stock Portfolio and the AAL Variable Product High Yield Bond Portfolio (such portfolios, together with all other portfolios subsequently established by the Fund and made subject to this Agreement in accordance with Section 16 hereof, the "Portfolios"), exclusively to corresponding subaccounts of the AAL Variable Annuity Account I, AAL Variable Annuity Account II, AAL Variable Life Account I (each of which funds certain Certificates issued by AAL), the Aid Association for Lutherans Savings Plan, (a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended), and directly to AAL (the "Shareholders");

        NOW THEREFORE, in consideration of the Fund making its shares available for investment in connection with certain insurance products and qualified retirement plans and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, but for no other fee or reimbursement which is not specifically set forth herein, AAL is hereby appointed Transfer Agent for the shares of the Fund and Dividend Disbursing Agent for the Fund, and AAL accepts said appointment, subject to the following terms and conditions:

1.      DOCUMENTS

     1.1 In connection with the appointment of AAL as Transfer Agent, the Fund shall file with AAL the following documents:

          a) A certified copy of the Articles of Incorporation of the Fund and any amendments thereto;

          b)   A certified copy of the By-Laws of the Fund as amended to date;

          c) A copy of the resolution of the Board of Directors of the Fund authorizing this Agreement; and

          d) An opinion of counsel for the Fund with respect to the validity of the shares of the Fund, the number of shares authorized, the number of shares allocated to each Portfolio, the status of redeemed or repurchased shares and the number of shares of each Portfolio with respect to which a registration statement under the Securities Act of 1933, as amended ("1933 Act"), has been filed and is in effect.

     1.2 The Fund will also furnish to AAL from time to time the following documents:

          a) Each resolution of the Board of Directors of the Fund authorizing the original issue of its shares or affecting the status of redeemed or repurchased shares;

          b) Each registration statement filed with the Securities and Exchange Commission under the 1933 Act or under the 1940 Act and amendments thereof, orders relating thereto and prospectuses and statements of additional information (hereinafter collectively referred to as "prospectus") in effect with respect to the sale of shares of the Fund;

          c)   A  certified   copy  of  each   amendment   to  the  Articles  of
               Incorporation or the By-Laws of the Fund;

          d) Certified copies of each resolution of the Board of Directors authorizing officers to give instructions to the Transfer Agent; and

          e)   Such  other   documents  or  opinions   which  AAL  may,  in  its
               discretion, reasonably deem necessary or appropriate in the proper performance of its duties.

2.      AUTHORIZED SHARES

        The Fund certifies to AAL that as of the close of business on the date of this Agreement, it has authorized a total of 2,000,000,000 (two billion) shares of its Common Stock, of which 700,000,000 (seven hundred million) shares are divided equally among the seven Portfolios, and certifies that by virtue of its Articles of Incorporation and the provisions of the laws of the state of its incorporation, shares of its Common Stock which are redeemed or re-purchased by the Fund from the holder will be restored to the status of authorized and unissued shares.

3.      AAL TO ISSUE AND REGISTER SHARES

        AAL shall issue and record the issuance of shares of the Common Stock of the Fund. AAL shall notify the Fund and its "Custodian" (which term, whenever used herein, shall mean each Custodian for the one or more Portfolios affected by the transaction referred to) of every issuance, which notice shall include the date, Portfolio, number of shares, and dollar amount of the transaction. AAL shall compute the number of shares issuable in the case of an order for a dollar amount of shares (or the purchase price in the case of an order for a specific number of shares) at the net asset value per share for the Portfolio, as described in the then-current prospectus of the Fund, unless the Board of Directors of the Fund should otherwise direct.

4.      NOTICE OF DISTRIBUTION

        The Fund shall promptly inform AAL of the declaration of any dividend or distribution on account of its shares, including the amount per share, record date, date payable and the Portfolio.

5.      DISTRIBUTIONS

        AAL shall act as Dividend Disbursing Agent for the Fund, and, as such, in accordance with the provisions of the Articles of Incorporation and the then-current prospectus of the Fund, shall distribute or credit income and capital gain payments to shareholders. The Fund will notify AAL of and cause the Custodian to make available to AAL out of the assets of the Fund of the appropriate Portfolio, the amount of any such payment to be paid out in cash. AAL shall process the reinvestment of distributions in each Portfolio at the net asset value per share for that Portfolio next computed after the payment, in accordance with the then-current prospectus of the Fund. AAL shall notify the Fund and the Custodian as to the number, Portfolio, dollar amount and date of issue of shares by reinvestment of each distribution.

6.      REDEMPTIONS AND REPURCHASES

        AAL shall process each redemption or repurchase of shares at the net asset value per share of that Portfolio, as described in the then-current prospectus of the Fund, unless the Board of Directors of the Fund should otherwise direct. Where redemption or repurchase of a dollar amount is required, AAL shall calculate the number of shares to be redeemed or repurchased so as to provide the shareholder with the dollar value required, and where a stated number of shares is required, AAL shall compute the dollar amount of the proceeds. In either case, AAL shall notify the Fund of the number of shares and the Portfolio out of which the shares are to be redeemed or repurchased, and the dollar amount and date of the redemption or repurchase, and shall direct the Fund to make the required amount of proceeds available to the shareholder out of the assets of that Portfolio. The Fund shall cause its Custodian to make such proceeds available not more than seven calendar days after receipt of the redemption or repurchase request.

7.      PROCESSING TRANSACTIONS

        In calculating the number of shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase proceeds owed, AAL shall use the net asset value per share computed by AAL in accordance with the investment advisory agreement between the Fund and AAL.

        The authority of AAL to process purchases, reinvestments, redemptions and repurchases shall be suspended upon receipt of notification by AAL of the suspension of the determination of the net asset value of the Portfolios of the Fund, until such suspension has been lifted.

8.      TAX RETURNS

        AAL shall, if necessary, prepare, file with the Internal Revenue Service and with the appropriate state agencies, and, if required, mail to shareholders such returns for reporting dividends and distributions paid as are required to be so filed and mailed under applicable federal and state income tax laws, rules and regulations.

9.      BOOK AND RECORDS

        With respect to each Portfolio, AAL shall maintain records showing for each shareholder's account the following:

          a)   Names, address and tax identifying numbers;

          b)   Number of shares of each Portfolio held;

          c) Historical information regarding transactions with respect to each Portfolio, including purchases, redemptions, dividends and distributions, transfers, and any other transactions, with date and price for all transactions;

          d)   Any stop or restraining order placed against the account;

          e)   Correspondence   relating  to  the  current  maintenance  of  the
               account;

          f) Any information required in order for the AAL to perform the calculations contemplated or required by this Agreement; and

          g) Such other records as the Fund may from time to time reasonably request, and any other document pertinent to the above, or to functions that the parties to a transfer agent agreement may assign to the transfer agent.

        Any such records required to be maintained by Rule 31a-1 of the General Rules and Regulations under the 1940 Act shall be preserved by AAL for the periods prescribed in Rule 31a-2 of said rules. Such record retention shall be at the expense of AAL and records may be inspected by the Fund or its designees at reasonable times, and, upon reasonable request of the Fund, copies of records shall be provided at AAL expense to the Fund or its designee. AAL may, at its option at any time, and shall forthwith upon the demand of the Fund, turn over to the Fund and cease to retain in AAL files, records and documents created and maintained by AAL pursuant to this Agreement which are no longer needed by AAL in performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by AAL for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Fund, or destroyed in accordance with the authorization of the Fund.

        Any such records required to be maintained by Maryland General Corporation Law shall be maintained by AAL upon the terms thereunder.

        Any such records maintained by AAL pursuant to this Agreement are deemed to be the property of the Fund and will be promptly surrendered or made available to the Fund or its designee, without charge, except for reimbursement of expenses for surrender of such documents, upon request by the Fund or upon termination of this Agreement.

        AAL and the Fund agree that all books, records, information and data pertaining to the business of the other Party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

10.     INFORMATION TO BE FURNISHED

        AAL shall furnish to the Fund such other information, including statistical information, as needed to implement the provisions of this Agreement and as may be agreed upon from time to time.

        AAL shall report to the Fund regarding its performance under this Agreement as may be reasonably requested by the Fund.

        The Fund shall furnish to AAL such instructions and other information as are needed to implement the provisions of this Agreement and as may be agreed upon from time to time.

11.     PROXIES

        AAL shall mail or otherwise distribute such proxy cards and other material supplied to it by the Fund in connection with shareholder meetings of the Fund and shall receive, examine and tabulate returned proxies and voting instructions and certify the vote of each Portfolio of the Fund.

12.     COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

        As between the Fund and AAL in its capacity as Transfer Agent, the Fund assumes full responsibility for the preparation, contents and distribution of each prospectus of the Fund and for complying with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction over the Fund, except as may be specifically provided herein.

13.     FORCE MAJEURE

        AAL shall not be liable for loss of data occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply. AAL shall use its best efforts to minimize the likelihood of such damage, loss of data, delays or errors resulting from uncontrollable events, and if such damage, loss of data, delays or errors occur, AAL shall use its best efforts to mitigate the effects of such occurrence.

14.     STANDARD OF CARE AND INDEMNIFICATION

        AAL shall at all times act in good faith and use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors; provided, that AAL shall indemnify and hold the Fund harmless from all loss, cost, damage, and expense, including reasonable attorneys' fees, incurred by the Fund as a result of AAL's gross negligence, bad faith, or willful misfeasance in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, or that of its officers, agents and employees, in the performance of this Agreement.

        The Fund shall indemnify and hold AAL harmless from all loss, cost, damage and expense, including reasonable attorneys' fees incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, or the functions of Transfer and Dividend Disbursing Agent or as a result of acting upon any instruction reasonably believed by it to have been properly executed by a duly authorized officer of the Fund, or upon any information, data, records or documents provided AAL or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Fund; provided, that this indemnification shall not apply to actions or omissions of AAL in cases of its own gross negligence, bad faith or willful misfeasance in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, or that of its officers, agents and employees, in the performance of this agreement.

        In order that the indemnification provisions contained in this Section 14 shall apply, however, it is understood that if in any case the one party (the "Indemnitor") may be asked to indemnify or save the other party (the "Indemnitee") harmless, the Indemnitor shall be fully and promptly advised of all pertinent facts concerning the matters in question, and it is further understood that the Indemnitee will use all reasonable care to identify and notify the Indemnitor promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Indemnitor. The Indemnitor shall have the option to defend the Indemnitee against any claim which may be the subject of this indemnification, and in the event that the Indemnitor so elects, it will so notify the Indemnitee, and thereupon the Indemnitor shall take over complete defense of the claim, and the Indemnitee shall in such situations incur no further legal or other expenses for which it shall seek or be entitled to indemnification under this paragraph. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor will be asked to indemnify the Indemnitee except with the Indemnitor's prior written consent.

        Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

15.     FURTHER ACTIONS

        Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

16.     ADDITIONAL PORTFOLIOS

        In the event that the Fund establishes one or more Portfolios in addition to the seven Portfolios with respect to which it desires to have AAL render services as Transfer Agent and Dividend Disbursing Agent under the terms hereof, it shall so notify AAL in writing, and if AAL agrees in writing to provide such services, such Portfolio shall become a Portfolio hereunder. AAL shall not unreasonably withhold approval of such new Portfolio.

17.     ASSIGNMENT AND AGENTS

        AAL may not assign this Agreement or delegate any of its responsibilities hereunder without the express written consent of the Fund. However, AAL may from time to time employ agents to act on its behalf to perform and carry out its functions set forth as responsibilities of AAL in this Agreement.

        This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

18.     MARYLAND LAW TO APPLY

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Maryland.

19.     AMENDMENT AND TERMINATION

        This Agreement may be modified or amended from time to time by written agreement between the parties hereto. This Agreement may be terminated at any time by not less than one hundred twenty (120) days' written notice given by one party to the other.


        EXECUTED under seal as of the day and year above written:



     AID ASSOCIATION FOR LUTHERANS        AAL VARIABLE PRODUCT SERIES FUND, INC.


By:  /s/John O. Gilbert                   By: /s/Walter S. Rugland
     ---------------------------------        ------------------------------
     John O. Gilbert                          Walter S. Rugland
     President and                            President
     Chief Executive Officer



By:  /s/Woodrow E. Eno                    By: /s/Steven J. Fredricks
     ---------------------------------        ------------------------------
     Woodrow E. Eno                           Steven J. Fredricks
     Senior Vice President,                   Secretary
     Secretary and General Counsel